                                                                   EXHIBIT T3E.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


                                         )
IN RE:                                   )       CASE NO. 98-60390
                                         )
PARAGON TRADE BRANDS, INC.,              )       CHAPTER 11
                                         )
Federal Tax I.D. No. 91-1554663          )       JUDGE MURPHY
                                         )
               Debtor.                   )
                                         )
                                         )
-----------------------------------------x


               ORDER: (A) APPROVING DISCLOSURE STATEMENT; AND (B)
          ESTABLISHING SOLICITATION AND CONFIRMATION PROCESS PROCEDURES


                  Paragon Trade Brands, Inc., the above-captioned debtor and debtor in possession ("Paragon" or the "Debtor"), and the Official Committee of Unsecured Creditors appointed in Paragon's chapter 11 case (the "Creditors' Committee" and together with the Debtor, the "Proponents") having jointly proposed and filed with the Clerk of this Court, on October 15, 1999, the First Amended Plan of Reorganization, dated October 15, 1999 (the "First Amended Plan" and as further amended and restated from time to time, including before, at or immediately after the Hearing, as that term is defined below, the "Plan"); and the Debtor having filed with the Clerk of this Court, on October 15, 1999, the related Disclosure Statement for First Amended Plan of Reorganization, dated October 15, 1999, including all exhibits filed therewith (as amended and restated from time to time, including before, at or immediately after the Hearing, the "Disclosure Statement" and together with the First Amended Plan, the "First Amended Plan and Disclosure Statement"); and the First Amended Plan and the Disclosure Statement having amended the Plan of Reorganization and the related disclosure statement (together, the "Original Plan and Disclosure Statement") previously proposed by the Debtor, which documents were filed with this Court on August 24, 1999; and, by order dated October 15, 1999 (the "Scheduling Order"), this Court having (a) scheduled a hearing to be held on November 17, 1999 or as soon thereafter as counsel may be heard (the "Hearing"), to consider, among other things, in accordance with section 1125 of title 11 of the United States Code (the "Bankruptcy Code") and Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the adequacy of the information contained in the Disclosure Statement, and (b) prescribed the form and scope of notice with respect to the Hearing; and, in accordance with the Scheduling Order: (A) notice of the Hearing having been given by first class mail, on or before October 16, 1999, to (i) holders of claims against and interests in the Debtor in amounts greater than zero dollars, as they appear on the Debtor's schedules of assets and liabilities, as amended (the "Schedules"), (ii) holders of contingent, unliquidated, disputed and/or undetermined claims against and interests in the Debtor, in whatever dollar amount, as they appear on the Schedules, (iii) unless already identified in clauses (i) and (ii) above, holders of claims against and interests in the Debtor that have filed proofs of claim or proofs of interest, as they appear and at the addresses set forth in such proofs of claim or proofs of interest (or in the case of proofs of claim or proofs of interest that have been amended, on the last filed amended proof of claim or proof of interest),
(iv) record holders of the Debtor's common stock as of October 1, 1999, and (v) all entities that had filed and served, pursuant to Bankruptcy Rule 2002, a notice of appearance in the Debtor's chapter 11 case as of October 15, 1999 (the "Claim and Interest Notice Parties"); and (B) a copy of the Scheduling Order, the Proponents' motion requesting entry of same, and the First Amended Plan and the Disclosure Statement having been sent by first class mail, on or before October 16, 1999, to (i) each member of the Creditors' Committee and its counsel, (ii) each member of the Official Committee of Equity Security Holders (the "Equity Committee") and its counsel, (iii) counsel to The Procter & Gamble Company, (iv) counsel to Kimberly-Clark Corporation, (v) the United States Trustee for the Northern District of Georgia, (vi) the Securities and Exchange Commission, (vii) the Internal Revenue Service, and (viii) the United States Attorney's office (the "Additional Notice Parties" and collectively with the Claim and Interest Notice Parties, the "Notice Parties"); and, in accordance with the Scheduling Order, notice of the Hearing having been published once each in (a) the national editions of The Wall Street Journal and The New York Times and (b) The Macon Telegraph & News, The Pittsburgh Post-Gazette, The Atlanta Journal Constitution, The Waco Tribune Herald, The Seattle Times, The Los Angeles Times and The Gaffney Ledger no later than October 29, 1999; and the Proponents having jointly filed with the Clerk of the Court on November 15, 1999, the Second Amended Plan of Reorganization and the Disclosure Statement for the Second Amended Plan of Reorganization each dated November 15, 1999 (together with all exhibits filed therewith, the "Second Amended Plan and Disclosure Statement"); and unexecuted copies of the Second Amended Plan and Disclosure Statement, marked to show changes from the First Amended Plan and Disclosure Statement, having been served by overnight mail on November 13, 1999 upon (i) counsel to the Creditors' Committee, (ii) counsel to the Equity Committee, (iii) counsel to P&G, (iv) counsel to K-C, and (v) counsel to Debt Acquisition Company of America IV, Inc.; and filed copies of the Second Amended Plan and Disclosure Statement having been provided by hand to the Securities and Exchange Commission on November 16 1999; and further revised copies of the Second Amended Plan and Disclosure Statement, marked to show changes from the copies filed with the Clerk of the Court on November 15, 1999, having been made available to creditors and other parties in interest at the Hearing; and amendments to the Disclosure Statement, the Plan and the other forms of documents and instruments annexed to the Disclosure Statement as exhibits having been filed with the Court and/or presented to the Court at or prior to the Hearing; and (x) a formal objection to the adequacy of the information contained in the Disclosure Statement having been filed by Debt Acquisition Company of America IV, Inc., and (y) an informal comment letter regarding the Disclosure Statement having been received from the Securities and Exchange Commission (collectively, the "Objections"); and the Hearing having been commenced on November 17, 1999 and concluded on November 18,

1999; and upon the Proponents' motion, dated October 28, 1999 (the "Voting Procedures Motion"), for entry of an order establishing, among other things, voting procedures with respect to the Plan and approving forms of ballots; and the Court having considered the Disclosure Statement, all amendments and modifications thereto and the other forms of documents and instruments annexed thereto, as amended; and upon the Objections, the record of the Hearing, and all prior proceedings in this case; and after due deliberation and sufficient cause appearing therefor, it is:

                  FOUND, THAT:

                  1. Notice of the Hearing, in the form, within the time and in accordance with the procedures approved and prescribed by this Court in the Scheduling Order, has been given as evidenced by affidavits of service and affidavits or certificates of publication filed with this Court.

                  2. Notice of the Hearing, as given and as approved and prescribed by this Court in the Scheduling Order, is adequate and sufficient pursuant to the Bankruptcy Code, the Bankruptcy Rules and other applicable law.

                  3. The Creditors' Committee, the Equity Committee, P&G and K-C support approval of the Disclosure Statement.

                  4. The Objections to the adequacy of the information contained in the Disclosure Statement were considered and overruled by the Court unless otherwise resolved or withdrawn at or prior to the Hearing, as set forth on the record of the Hearing.

                  5. The Disclosure Statement, as amended, modified or supplemented by the record of the Hearing and revisions made or to be made as a result thereof, contains "adequate information," as that term is defined in section 1125 of the Bankruptcy Code, with respect to the Plan.

                  6. The claims in Classes 1 and 2, as designated and defined in the Plan (collectively, the "Unimpaired Claims"), are designated under the Plan as unimpaired within the meaning of section 1124 of the Bankruptcy Code and, therefore, the holders thereof are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code.

                  7. The claims in Classes 3A and 3B, as designated and defined in the Plan (collectively, the "Voting Impaired Claims"), are designated under the Plan as impaired within the meaning of section 1124 of the Bankruptcy Code and, pursuant to section 1126 of the Bankruptcy Code, the holders of such claims are entitled to vote to accept or reject the Plan.

                  8. The interests in Class 4A, as designated and defined in the Plan (the "Voting Impaired Interests"), are designated under the Plan as impaired within the meaning of section 1124 of the Bankruptcy Code and pursuant to section 1126 of the Bankruptcy Code, the holders of such interests are entitled to vote to accept or reject the Plan.

                  9. The interests in Class 4B, as designated and defined in the Plan (the "Nonvoting Impaired Interests"), are designated under the Plan as impaired within the meaning of section 1124 of the Bankruptcy Code, will receive no distributions under the Plan, and, therefore, are deemed to have rejected the Plan and are not entitled to vote on the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                  10. Except as set forth herein, voting and balloting procedures concerning the Plan shall be governed by this Court's Order Establishing Voting Procedures, Approving Forms of Ballots, approving Retention of Balloting Agent and Establishing Certain Rights Offering Procedures, dated November 18, 1999 (the "Voting Procedures Order").

                  IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

                  A. The Disclosure Statement, as amended, modified or supplemented by the record of the Hearing and the revisions made or to be made as a result thereof, is hereby approved as containing "adequate information" within the meaning of section 1125 of the Bankruptcy Code with respect to the Plan, and any Objections which have not been withdrawn or resolved hereby are overruled.

                  B. The Proponents are authorized and empowered to solicit acceptances of the Plan in accordance with this Order and the Voting Procedures Order. The Equity Committee shall be authorized to send a letter, substantially in the form of letter described on the record of the Hearing, soliciting acceptances of the Plan.

                  C. In accordance with Bankruptcy Rules 2002(b) and 3017(d), the Proponents and/or the Debtor's balloting agent (and/or their agents) hereby are authorized and empowered to transmit on or before November 24, 1999:

                  (i) to the holders of the Unimpaired Claims, (a) the Notice of Non-Voting Status substantially in the form annexed to the Voting Procedures Motion as Exhibit I, (b) notice of the hearing (the "Confirmation Hearing") to consider confirmation of the Plan, substantially in the form annexed hereto as Exhibit A (the "Notice") and (c) this Order;

                  (ii) to the holders of the Voting Impaired Claims, the following documents (collectively, the "Solicitation Package"): (a) the Disclosure Statement (including the Plan as annexed thereto as Exhibit
         A), (b) this Order, (c) the Notice, (d) a ballot or ballots, if applicable and (e) the Voting Procedures Order (excluding exhibits thereto);

                  (iii) to the holders of Nonvoting Impaired Interests, (a) the Disclosure Statement (including the Plan as annexed thereto as Exhibit
         A), (b) the Notice, (c) this Order and (d) the Notice of Deemed Rejection substantially in the form annexed to the Voting Procedures Motion as Exhibit J;

                  (iv) to parties to executory contracts, unexpired leases, licenses and/or permits of the Debtor to be assumed or retained, assumed and assigned or rejected, (a) the

         Disclosure Statement (including the Plan as annexed thereto as Exhibit
         A), (b) this Order and (c) the Notice; and

                  (v) to the extent not otherwise mentioned in this decretal paragraph, to the Notice Parties, (a) this Order and (b) the Notice.

                  With respect to any such notices or Solicitation Packages that the Debtor, the Proponents or their agents mail to the required address that are returned as undeliverable, no efforts need be taken to re-mail such materials.

                  D. The form of Notice is approved.

                  E. Any person or entity that seeks to solicit rejections of the Plan shall seek an order of this Court, by motion on notice to the Proponents, for approval of any solicitation materials as containing "adequate information" based on the same standard of review that is applicable to the Disclosure Statement.

                  F. The filing of a motion seeking approval of any solicitation materials seeking rejection of the Plan shall not affect the approval of the Disclosure Statement herein or the dates set forth herein or in the Voting Procedures Order relating to the solicitation of votes, tabulation of ballots or the hearing to consider confirmation of the Plan (the "Confirmation Hearing").

                  G. The Record Date (as defined in the Plan) for determining which holders of claims against and interests in the Debtor are entitled to vote on the Plan, including holders of record of Old Common Stock Interests, shall be 5:00 p.m. (Atlanta, Georgia time) on November 1, 1999. Neither the Debtors nor Reorganized Paragon (as defined in the Plan) shall recognize transfers of Claims or Interests which occur after 5:00 p.m. (Atlanta, Georgia time) on November 1, 1999 for purposes of voting on the Plan.

                  H. The deadline for the Debtor's balloting agent, Bankruptcy Services, LLC, to receive ballots in respect of the Plan, and to receive summary ballots from Intermediaries (as defined in the Disclosure Statement) with respect to Old Common Stock Interests, shall be January 7, 2000 at 5:00 p.m. (Atlanta, Georgia time).

                  I. The holders of Unimpaired Claims are not entitled to vote to accept or reject the Plan and are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

                  J. The holders of Voting Impaired Claims and Voting Impaired Interests are entitled to vote to accept or reject the Plan pursuant to Section 1126 of the Bankruptcy Code.

                  K. The holders of Nonvoting Impaired Interests are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

                  L. The Confirmation Hearing shall be held at the United States Bankruptcy Court, U.S. Courthouse, Richard B. Russell Federal Building, 75 Spring Street, S.W., Atlanta, Georgia 30303, in Courtroom 1204 on January 13, 2000 at 10:00 a.m. (Atlanta, Georgia time), or as soon thereafter as counsel can be heard, and may be adjourned from time to time without further notice (other than by announcement by the Proponents of the adjourned date or dates at such hearing).

                  M. In accordance with Bankruptcy Rules 2002(b), (d), (f), (i),
(j), (k) and (1), 3017 and 3018, notice of the Confirmation Hearing shall be deemed adequate and sufficient if, (i) on or before November 24, 1999, the Debtor serves by first class mail the Notice (a) as described in paragraph C hereof, on the Notice Parties and such other parties described in such paragraph C (excluding parties who have filed proofs of claim which have previously been disallowed in full and expunged), and (b) upon all parties listed on the Schedules as holding Claims in the amount of $0, which amount is not contingent, unliquidated or undetermined, and (ii) on or before December 10, 1999, the Debtor publishes the Notice once each in (a) the national editions of The Wall Street Journal and The New York Times and (b) The Macon Telegraph & News, The Pittsburgh Post-Gazette, The Atlanta Journal Constitution, The Waco Tribune Herald, The Seattle Times, The Los Angeles Times and The Gaffney Ledger.

                  N. At least twenty (20) calendar days before the Confirmation Hearing, the Debtor shall file and serve the "Schedule of Executory Contracts and Unexpired Leases to be Rejected" (as identified in Section 8.1 of the Plan), which schedule shall identify the executory contracts and unexpired leases to be rejected by the Debtor as of the Confirmation Date of the Plan but subject to the occurrence of the Effective Date. ANY PARTY TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE TO BE ASSUMED BY THE DEBTOR BY OPERATION OF ARTICLE VIII OF THE PLAN MUST ASSERT ALL AMOUNTS THAT SUCH PARTY BELIEVES MUST BE PAID OR CURED BY THE DEBTOR PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE IN A WRITING (A "CURE STATEMENT") FILED WITH THE COURT AND SERVED ON THE DEBTOR'S COUNSEL SO THAT IT IS RECEIVED ON OR BEFORE 4:45 P.M. (ATLANTA, GEORGIA TIME), ON JANUARY 6, 2000. FAILURE TO FILE AND SERVE A CURE STATEMENT STRICTLY IN ACCORDANCE WITH THE FOREGOING SHALL, UNLESS THE DEBTOR OR REORGANIZED PARAGON OTHERWISE AGREES IN WRITING, RESULT IN THE WAIVER AND RELEASE OF ANY AND ALL CLAIMS AND AMOUNTS THAT OTHERWISE MAY HAVE BEEN DUE TO SUCH PARTY UPON THE DEBTOR'S ASSUMPTION OF THE RESPECTIVE EXECUTORY CONTRACT OR UNEXPIRED LEASE IN EXCESS OF THE RESPECTIVE CURE AMOUNT REFLECTED IN THE DEBTOR'S BOOKS AND RECORDS.

                  O. If a party to an unexpired lease, executory contract, license or permit disagrees with any term or provision of Article VIII of the Plan concerning the Debtor's assumption or retention of an executory contract, unexpired lease, license or permit, including but not limited to Section 8.6 of the Plan, such party must file an objection in writing with the

Court and serve such objection on Debtor's counsel on or before 4:45 p.m. (Atlanta, Georgia time) on January 6, 2000. All such objections shall be determined at the Confirmation Hearing or on such other date designated by the Bankruptcy Court. THE FAILURE TO TIMELY FILE AND SERVE SUCH AN OBJECTION, OR, IF ANY SUCH OBJECTION IS TIMELY FILED AND SERVED, THE FAILURE TO APPEAR AND ADVOCATE SUCH OBJECTION AT THE CONFIRMATION HEARING OR ON SUCH OTHER DATE AS DESIGNATED BY THE BANKRUPTCY COURT, SHALL CONSTITUTE A WAIVER OF ANY OBJECTION TO SUCH ASSUMPTION OR RETENTION, INCLUDING THAT ANY CONSENT IS REQUIRED FOR SUCH ASSUMPTION OR REJECTION, AND THE WAIVING PARTY, ITS SUCCESSORS AND ASSIGNS SHALL BE FOREVER BARRED FROM CONTESTING SUCH ASSUMPTION OR RETENTION.

                  P. All objections to the confirmation of the Plan must be in writing, filed with this Court and served in a manner so as to be received on or before January 7, 2000 at 12:00 noon (Atlanta, Georgia time) by: (a) Willkie Farr & Gallagher, special reorganization counsel for the Debtor, 787 Seventh Avenue, New York, New York 10019, Attention: Myron Trepper, Esq. and Paul V. Shalhoub, Esq., and (b) counsel to the Official Committee of the Debtor's Unsecured Creditors, O'Melveny & Myers, 153 East 53rd Street, New York, New York 10022, Attention: Joel Zweibel, Esq. and Adam Harris, Esq.

                  Q. ANY OBJECTIONS TO CONFIRMATION OF THE PLAN MUST (A) BE IN WRITING, (B) STATE WITH PARTICULARITY THE GROUND FOR THE OBJECTION AND IDENTIFY THE SECTION OR SECTIONS OF THE PLAN TO WHICH SUCH OBJECTION RELATES, (C) INCLUDE PROPOSED LANGUAGE FOR AMENDING THE PLAN TO RESOLVE THE OBJECTION, IF APPROPRIATE, AND (D) BE FILED AND STRICTLY SERVED AS PRESCRIBED HEREIN OR THE OBJECTING PARTY SHALL BE BARRED FROM OBJECTING TO CONFIRMATION OF THE PLAN AND SHALL NOT BE HEARD AT THE CONFIRMATION HEARING. ANY PARTY THAT TIMELY FILES AND SERVES AN OBJECTION BUT FAILS TO APPEAR AT THE CONFIRMATION HEARING AND ADVOCATE SAME SHALL BE DEEMED TO HAVE WAIVED SUCH OBJECTION.

                  R. The Proponents are authorized to make non-substantive changes to the Disclosure Statement, the Plan and related documents without further Order of this Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, exhibits to the Disclosure Statement, and other material in the Solicitation Package prior to mailing of the Solicitation Package.

                  S. This Order is without prejudice to: (a) the rights of any party to seek to shorten the period provided under section 1121(c)(3) of the Bankruptcy Code, as previously extended through January 31, 2000 by this Court, during which only the Debtor shall have the exclusive right to solicit acceptances to a plan of reorganization in this case; and (b) the right of the Debtor to seek to further extend such period.

                  T. The Proponents are hereby authorized and empowered to take such steps and incur and pay such costs and expenses and to do such things as may be reasonably necessary to implement the provisions of this Order.

                  U. This Court shall retain jurisdiction to hear all such matters as may be related to, or arise from, this Order and/or the Solicitation Package.

                  IT IS SO ORDERED this the 18th day of November, 1999.


                                                   /s/ Margaret H. Murphy
                                                 ------------------------------
                                                 MARGARET H. MURPHY
                                                 UNITED STATES BANKRUPTCY JUDGE

Prepared and Presented By
ATTORNEYS FOR PARAGON TRADE BRANDS, INC.:
ALSTON & BIRD LLP
Dennis J. Connolly, Ga. Bar No. 182275
Matthew W. Levin, Ga. Bar No. 448270
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-7000

WILLKIE FARR & GALLAGHER
Myron Trepper
Paul V. Shalhoub
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000

                                   EXHIBIT A

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


                                             )
IN RE:                                       )       CASE NO. 98-60390
                                             )
PARAGON TRADE BRANDS, INC.,                  )       CHAPTER 11
                                             )
Federal Tax I.D. No. 91-1554663              )       JUDGE MURPHY
                                             )
               Debtor.                       )
                                             )
                                             )
---------------------------------------------x


                           ORDER AND NOTICE OF HEARING
                         TO CONSIDER CONFIRMATION OF THE
                    SECOND AMENDED PLAN OF REORGANIZATION AND
            FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS THERETO


TO:      ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE ABOVE-CAPTIONED
         DEBTORS

                  PLEASE TAKE NOTICE that the United States Bankruptcy Court for the Northern District of Georgia (the "Court") has entered an order dated November 18, 1999 (the "Order") approving the Disclosure Statement for Second Amended Plan of Reorganization, dated November 15, 1999 (as modified, amended or supplemented from time to time, the "Disclosure Statement"), with respect to the above-captioned debtor and debtor in possession (collectively, the "Debtor") as containing, pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code"), adequate information to enable those creditors and interest holders of the Debtor entitled to vote to make an informed judgment about the Second Amended Plan of Reorganization, dated November 15, 1999 (as modified, amended or supplemented from time to time, the "Plan"), filed jointly by the Debtor and the Official Committee of Unsecured Creditors appointed in the Debtor's chapter 11 case.

                  PLEASE TAKE FURTHER NOTICE that a hearing (the "Confirmation Hearing") will be held before the Honorable Margaret H. Murphy, United States Bankruptcy Judge, at the United States Bankruptcy Court, 1204 U.S. Courthouse, Richard B. Russell Federal Building, 75 Spring Street, Atlanta, Georgia, on January 13, 2000 at 10:00 a.m., or as soon thereafter as counsel can be heard, to confirm the Plan. Such hearing may be adjourned from time to time without further notice to any party other than by announcement of such adjournment in the Court on the scheduled date of the Confirmation Hearing.

                  PLEASE TAKE FURTHER NOTICE that all responses and objections, if any, to the confirmation of the Plan must be in writing, state with particularity the grounds for objection, identify the section or sections of the Plan to which such objection relates, include proposed language for amending the Plan to resolve the objection, if appropriate, and be filed with the Clerk of Court, United States Bankruptcy Court, 1340 U.S. Courthouse, Richard B. Russell Federal Building, 75 Spring Street, S.W., Atlanta, Georgia 30303, and served upon: (a) Willkie Farr & Gallagher, special reorganization counsel for the Debtor, 787 Seventh Avenue, New York, New York 10019, Attention: Myron Trepper, Esq. and Paul V. Shalhoub, Esq., and (b) counsel to the Official Committee of the Debtor's Unsecured Creditors, O'Melveny & Myers, 153 East 53rd Street, New York, New York 10022, Attention: Joel Zweibel, Esq. and Adam Harris, Esq., so that such responses or objections are filed and received on or before 12:00 noon (Atlanta, Georgia time) on January 7, 2000.

                  PLEASE TAKE FURTHER NOTICE THAT IF ANY OBJECTION TO CONFIRMATION OF THE PLAN IS NOT FILED AND SERVED STRICTLY AS PRESCRIBED HEREIN, THE OBJECTING PARTY SHALL BE BARRED FROM OBJECTING TO CONFIRMATION OF THE PLAN AND SHALL NOT BE HEARD AT THE CONFIRMATION HEARING.

                  PLEASE TAKE FURTHER NOTICE THAT IF ANY PARTY WHO TIMELY FILES AND SERVES AN OBJECTION BUT FAILS TO APPEAR AT THE CONFIRMATION HEARING AND ADVOCATE SAME, SHALL BE DEEMED TO HAVE WAIVED SUCH OBJECTION.

                  PLEASE TAKE FURTHER NOTICE THAT UNDER THE PLAN ALL ADMINISTRATIVE CLAIMS AGAINST THE DEBTOR, WITH THE EXCEPTION OF CLAIMS ARISING IN THE ORDINARY COURSE OF THE DEBTOR'S BUSINESS, SHALL BE SATISFIED BY THE DEBTOR'S ESTATE WITHOUT RECOURSE TO REORGANIZED PARAGON.

                  PLEASE TAKE FURTHER NOTICE that the Plan and Disclosure Statement are on file with the Clerk of the Court (the "Clerk") and may be examined by interested parties at the office of the Clerk at the United States Bankruptcy Court, 1340 U.S. Courthouse, Richard B. Russell Federal Building, 75 Spring Street, S.W., Atlanta, Georgia 30303, during regular business hours (8:00 a.m. to 4:45 p.m., Atlanta, Georgia time).

                  PLEASE TAKE FURTHER NOTICE that November 1, 1999 at 5:00 p.m. (Atlanta, Georgia time) is the "record date" for determining which holders of claims against and interests in the Debtor, including holders of record of Old Common Stock Interests (as defined in the Plan), are entitled to vote to accept or reject the Plan. For purposes of voting on the Plan, neither the Debtor nor Reorganized Paragon shall recognize transfers of claims or interests which occur after 5:00 p.m. (Atlanta, Georgia time) on November 1, 1999.

                  PLEASE TAKE FURTHER NOTICE that Exhibits to the Plan which have not been filed to date will be filed with the Clerk of the Court and available for examination within the time and manner prescribed by the Plan.

                  PLEASE TAKE FURTHER NOTICE THAT JANUARY 7, 2000 AT 5:00 P.M. (ATLANTA, GEORGIA TIME) IS FIXED AS THE DEADLINE FOR VOTING AND FOR BALLOTS TO BE RECEIVED FOR ACCEPTING OR REJECTING THE PLAN. BALLOTS SHALL BE FILED BY THE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS WITH THE DEBTORS' BALLOTING AGENT, BANKRUPTCY SERVICES, LLC, AT THE ADDRESS(ES) LISTED ON THE RELEVANT BALLOT(S).

                  PLEASE TAKE FURTHER NOTICE that if you believe you are the holder of a claim or interest in an impaired class receiving a distribution under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot, contact Bankruptcy Services, LLC, 70 East 55th Street, New York, New York 10022 or telephone (212) 376-8485.

                  IT IS SO ORDERED this the 18th day of November, 1999.


                                                   /s/ Margaret H. Murphy
                                                  ------------------------------
                                                  MARGARET H. MURPHY
                                                  UNITED STATES BANKRUPTCY JUDGE


Prepared and Presented By:
ATTORNEYS FOR PARAGON TRADE BRANDS, INC.:
ALSTON & BIRD LLP
Dennis J. Connolly, Ga. Bar No. 182275
Matthew W. Levin, Ga. Bar No. 448270
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-7000

WILLKIE FARR & GALLAGHER
Myron Trepper
Paul V. Shalhoub
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000


                                       3